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Exhibit 10.15
CROSS LICENSE AGREEMENT
     This Cross License Agreement (“Cross License”), dated as of September 1, 2005 (“Effective Date”), is made by and between Intuitive Surgical, Inc., a Delaware corporation having its principal place of business at 950 Kifer Road, Sunnyvale, California 94086, (“ISI”), and Hansen Medical, Inc., a Delaware corporation having its principal place of business at 380 North Bernardo Avenue, Mountain View, California 94043 (“Hansen”). Hansen and ISI may be referred to herein individually as a “Party”, and collectively as the “Parties”.
RECITALS
     WHEREAS, ISI and Hansen each owns or controls rights under various patents, utility models and applications therefor in various countries of the world with respect to the medical devices industry; and
     WHEREAS, each Party desires to acquire licenses under such patents, utility models and applications therefor of the other Party and to grant licenses under such patents and utility models and applications therefor to the other Party, all for specific purposes and as provided in and subject to the terms of this Cross License.
     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the Parties agree as follows:
     1. DEFINITIONS
     As used in this Cross License, the following capitalized terms shall have the following meanings:
          1.1 “Acquisition” means (A) any consolidation or merger of a Party with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of a Party immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which a Party is a party in which in excess of fifty percent (50%) of such Party’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by such Party or any successor or indebtedness of such Party is cancelled or converted or a combination thereof.
          1.2 “Affiliate” means, with respect to a Party, any entity that controls, is under
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common control with, or is controlled by, such Party. For the purposes of this definition, the term “control” (with correlative meanings for the terms “controlled by” and “under common control with”) means that the applicable entity: (a) has beneficial ownership of greater than fifty percent (50%) of the voting securities of the subject corporation or other business organization with voting securities, (b) has greater than a fifty percent (50%) interest in the net assets or profits of the subject partnership or other business organization without voting securities, or (c) has the actual ability (through contract or otherwise) to direct and control the management and general business activities of the subject corporation, partnership or other business organization.
          1.3 “Applicable Law” means, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.
          1.4 “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of a Party.
          1.5 “CIP” means a continuation-in-part patent application as defined in Section 201.08 of the Manual of Patent Examining Procedures.
          1.6 “Co-exclusive” means, with respect to the grant of license rights in a specified field of use and under identified intellectual property owned or controlled by the licensor, (a) that such license is the sole license under such intellectual property in such field of use, (b) that the licensor covenants that it and its Affiliates shall not grant to any other entity or party, any license or similar rights in such field of use under such licensor intellectual property (or any part thereof), including any license under such intellectual property to make, have made, use, offer for sale, sell, distribute and import products within the specified field of use (but provided that the foregoing shall not prevent licensor from granting (or impliedly granting) such rights solely to customers of licensor products that are covered by the applicable patent rights and solely to the extent required for such customers to use, re-sell, export and/or import such products), and (c) that the licensor retains the rights to use and practice such intellectual property in such field of use for its own account (i.e., despite the grant to the licensee, the licensor is not prevented from making, having made, using, marketing, offering for sale, selling, importing, distributing (directly or indirectly) or otherwise exploiting its products or services in the specified field of use under such intellectual property.)
          1.7 “Effective Date” shall have the meaning set forth in the Preamble of this Cross License.
          1.8 “Governmental Authority” means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.
          1.9 “Hansen Disposable” has the meaning set forth in Section 3.3(b).
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          1.10 “Hansen Field of Use” means the research, development, manufacture, use, sale, promotion, distribution and importation of medical devices and systems for intravascular approaches for the diagnosis and/or treatment of cardiovascular, neurovascular and peripheral vascular diseases.
          1.11 “Hansen Know-How” means the information disclosed to ISI by Hansen prior to the Effective Date, but excluding all information disclosed in the Hansen Patents.
          1.12 “Hansen Investors Rights Agreement” shall have the meaning set forth in Section 3.2.
          1.13 “Hansen Patent” means: (a) any patent or patent application that has a filing date on or prior to the Effective Date and that is either (i) owned by Hansen or an Affiliate of Hansen, or (ii) licensed to Hansen or an Affiliate of Hansen, with the right to grant sublicenses under such patents and patent applications; (b) any divisional, continuation, or continuation-in-part (but only to the extent of claims in such CIP that are based on and enabled by the subject matter disclosed in a patent or patent application meeting the criteria of subclause (a) above) application that is based upon the patents or patent applications in subclause (a) above, and all foreign patent applications claiming priority from any of the foregoing patents and patent applications; and (c) any patent issuing on any of the foregoing applications, and including any reissue, re-examination, renewal, extension, or supplementary protection certificate (or the like) of any such patent. Notwithstanding the foregoing, if a patent or patent application that would otherwise qualify as a Hansen Patent under this Section 1.13 is subject to an agreement between Hansen (or a Hansen Affiliate) and a third party requiring Hansen (or a Hansen Affiliate) to pay a royalty, net sales payment, or other consideration to such third party as a result of the practice of the licensed rights, then such patent or patent application shall be included in the Hansen Patents only if ISI agrees to bear the cost of such royalty, net sales payment, or other consideration that Hansen (or a Hansen Affiliate) is obligated to pay under such agreement based on ISI’s use or practice of such patent rights. For clarity, the term “Hansen Patent” shall not include any patent or application (x) that is owned or controlled by an entity that is not an Affiliate of Hansen as of the Effective Date and that subsequently becomes an Affiliate of Hansen; or (y) rights to which Hansen acquires from a third party after the Effective Date, whether by merger, acquisition, asset purchase, license or otherwise.
          1.14 “Hansen Royalty Product” means either a Hansen System Product or a Hansen Disposable.
          1.15 “Hansen System Product” has the meaning set forth in Section 3.3(a).
          1.16 “Hansen Trade Secret” means any particular, identifiable Hansen Know-How that is and remains, at the applicable time, an actual trade secret of Hansen, but excluding any Hansen Know-How that is retained in the unaided memory of an ISI employee.
          1.17 “Insolvent Party” has the meaning set forth in Section 5.3.
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          1.18 “ISI Field of Use” means (a) the research, development, manufacture, use, sale, promotion, distribution and importation of medical devices and systems for use in endoscopic, laparoscopic, thoracoscopic or open diagnosis and/or surgical procedures, including, without limitation, urologic surgery, ENT surgery, gynecologic surgery, general surgery, thoracic and cardiovascular surgery; and (b) the research, development, manufacture, use, sale, promotion, distribution and importation of medical devices and systems for gastrointestinal, respiratory, ENT, urologic and gynecologic endoluminal diagnosis and/or surgery. For clarity, the research, development, manufacture, use, sale, promotion, distribution and importation of medical devices and systems for intravascular approaches for the diagnosis and/or treatment of cardiovascular, neurovascular and peripheral vascular diseases are expressly excluded from the “ISI Field of Use”.
          1.19 “ISI Know-How” means the information disclosed to Hansen by ISI prior to the Effective Date (including without limitation information retained in the unaided memory of [*], obtained during their prior employment by ISI), but excluding all information disclosed in the ISI Patents.
          1.20 “ISI Licensed Product” means a product or service manufactured or sold by ISI that embodies, falls within the scope of, or is made using a method described in, any Valid Claim of a Hansen Patent.
          1.21 “ISI Patent” means: (a) any patent or patent application that has a filing date on or prior to the Effective Date, is either (i) owned by ISI or an Affiliate of ISI, or (ii) licensed to ISI or an Affiliate of ISI, with the right to grant sublicenses under such patents and patent applications; (b) any divisional, continuation, or continuation-in-part (but only to the extent of claims in such CIP that are based on and enabled by the subject matter disclosed in a patent or patent application meeting the criteria of subclause (a) above) application that is based upon the patents or patent applications in subclause (a) above, and all foreign patent applications claiming priority from any of the foregoing patents and patent applications; and (c) any patent issuing on any of the foregoing applications, and including any reissue, re-examination, renewal, extension, or supplementary protection certificate (or the like) of any such patent. Notwithstanding the foregoing, if a patent or patent application that would otherwise qualify as an ISI Patent under this Section 1.18 is subject to an agreement between ISI (or an ISI Affiliate) and a third party requiring ISI (or an ISI Affiliate) to pay a royalty, net sales payment, or other consideration to such third party as a result of the practice of the licensed rights, then such patent or patent application shall be included in the ISI Patents only if Hansen agrees to bear the cost of such royalty, net sales payment, or other consideration that ISI (or an ISI Affiliate) is obligated to pay under such agreement based on Hansen’s use or practice of such patent rights. For clarity, the term “ISI Patent” shall not include any patent or application (x) that is owned or controlled by an entity that is not an Affiliate of ISI as of the Effective Date and that subsequently becomes an Affiliate of ISI; or (y) rights to which ISI acquires from a third party after the Effective Date, whether by merger, acquisition, asset purchase, license or otherwise.
          1.22 “ISI Trade Secret” means any particular, identifiable ISI Know-How that is and remains, at the applicable time, an actual trade secret of ISI, but excluding any ISI Know-
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How that is retained in the unaided memory of a Hansen employee.
          1.23 “Materials Cost” means the sum of the following amounts paid by Hansen to a third party, all of which shall be calculated in accordance with U.S. generally accepted accounting principles consistently applied:
               (a) raw materials and packaging materials for producing the Hansen Products,
               (b) manufacturing, packaging, and/or sterilizing Hansen Products or any component thereof, and
               (c) with respect to the foregoing, all taxes (other than income taxes) and customs duty charges imposed by governmental authorities with respect thereto, to the extent paid by Supplier and not reimbursed or refunded by a third party.
          1.24 “Net Sales,” with respect to a Hansen Royalty Product, means the actual amounts invoiced by Hansen or its distribution Affiliates to its respective customers or non-Affiliate distributors (excluding internal sales or transfers to Hansen’s distribution Affiliates that further distribute the product) on the sale or other commercial disposition of such Hansen Royalty Product (and including any amounts of installation charges that are in excess of normal and customary installation charges for similar products), less the sum of the following deductions: (a) discounts, returns, promotional allowances, volume and incentive rebates, chargebacks, retroactive price reductions and other similar adjustments or allowances actually given to such customers in the normal course of business; (b) sales or use taxes, excise taxes, value-added taxes, and customs duties and other governmental charges included in the invoiced amount; and (c) normal and customary outbound transportation, shipping, and insurance, prepaid or allowed, if separately itemized on the invoice to the customer, all of the foregoing accounted for under U.S. Generally Accepted Accounting Principles as included in Hansen’s audited financial statement. Notwithstanding the foregoing, in the case of disposition of the product to an Affiliate of Hansen (excluding internal sales or transfers to Hansen’s distribution Affiliates that further distribute such product), Net Sales will be the sales price of such product generally available to an unaffiliated third party in an arms length transaction making similar quantity commitments at similar times.
          1.25 “Person” means a natural individual, Governmental Authority, partnership, firm, corporation or other entity.
          1.26 “Valid Claim” means a claim of an issued or granted unexpired patent, which claim has not been declared invalid or unenforceable by an un reversed decision or judgment of a court of competent jurisdiction or other appropriate governmental authority from which no further appeal can be taken, and which claim has not been admitted to be invalid through disclaimer, or found to be unenforceable or no longer patentable through reissue, reexamination, interference, or opposition.
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          1.27 “Year” shall mean each twelve (12) month period beginning on the Effective Date and thereafter on the anniversary date thereof.
          1.28 “Share Transfer Agreement” has the meaning set forth in Section 3.1.
          1.29 “Term” has the meaning set forth in Section 5.1.
     2. GRANT OF LICENSES
          2.1 Cross Licenses.
               (a) From ISI to Hansen. Subject to the terms and conditions of this Cross License, ISI hereby grants to Hansen a Co-exclusive, worldwide, perpetual (except as provided in Article 5 herein), royalty-bearing, and non-assignable (except as provided in Section 9.1 herein) license under the ISI Patents to use and practice all inventions claimed therein solely in the Hansen Field of Use, including to make, have made, use, promote, offer for sale, import and sell Hansen Royalty Products in the Hansen Field of Use. Hansen will have the right to sublicense such rights solely in accordance with Section 2.4.
               (b) From Hansen to ISI. Subject to the terms and conditions of this Cross License, Hansen hereby grants to ISI a Co-exclusive, worldwide, perpetual (except as provided in Article 5 herein), fully paid and royalty-free (except as provided in Section 1.11 herein), and non-assignable (except as provided in Section 9.1 herein) license under the Hansen Patents to use and practice all inventions claimed therein solely in the ISI Field of Use, including to make, have made, use, promote, offer for sale, import and sell ISI Licensed Products solely in the ISI Field of Use. ISI will have the right to sublicense such rights solely in accordance with Section 2.4.
          2.2 Know-How License From ISI to Hansen. Subject to the terms and conditions of this Cross License, ISI hereby grants to Hansen a non-exclusive, worldwide, perpetual (except as provided in Article 5 herein), fully-paid, royalty-free, and non-assignable (except as provided in Section 9.1 herein) license (a) to use and practice all the ISI Know-How (including ISI Trade Secrets (if any)) solely in connection with the research, development, manufacture, promotion, use, import and sale of Hansen products in the Hansen Field of Use, and (b) to use and practice any ISI Know-How that are not ISI Trade Secrets in connection with the research, development, manufacture, promotion, use, import and sale of Hansen products outside the Hansen Field of Use. Hansen shall have the right to sublicense such rights solely to customers of Hansen products solely in connection with the sale and use of such products, and to collaborators of Hansen assisting in developing Hansen products in the Hansen Field of Use provided such collaborators have a need to know such ISI Know-How for the purposes of such collaboration and who execute a confidentiality agreement with terms at least as protective as the terms of Section 6.5.
          2.3 Know-How License From Hansen to ISI. Subject to the terms and conditions of this Cross License, Hansen hereby grants to ISI a non-exclusive, worldwide,
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perpetual (except as provided in Article 5 herein), fully-paid, royalty-free, and non-assignable (except as provided in Section 9.1 herein) license (a) to use and practice all the Hansen Know-How (including Hansen Trade Secrets (if any)) solely in connection with the research, development, manufacture, promotion, use, import and sale of ISI products in the ISI Field of Use, and (b) to use and practice any Hansen Know-How that are not Hansen Trade Secrets in connection with the research, development, manufacture, promotion, use, import and sale of ISI products outside the ISI Field of Use. ISI shall have the right to sublicense such rights solely to customers of ISI products solely in connection with the sale and use of such products, and to collaborators of ISI assisting in developing ISI products in the ISI Field of Use provided such collaborators have a need to know such Hansen Know-How for the purposes of such collaboration and who execute a confidentiality agreement with terms at least as protective as the terms of Section 6.5.
          2.4 Sublicensing. Neither Party may sublicense any of the rights and licenses granted to it under Section 2.1 to any third party without the prior written consent of the other party. Either Party may request the other Party’s consent to grant it the right to sublicense the rights and licenses granted in Section 2.1 to such Party’s partners with whom such Party is involved in joint product development, and the Party receiving such request will reasonably consider it and will not unreasonably withhold such consent. Notwithstanding any of the foregoing, ISI’s consent shall not be required for Hansen to sublicense any of the rights and licenses granted to it under Section 2.1 solely to customers of Hansen products that are covered by the applicable patent rights and solely to the extent required for such customers to use, re-sell, export and/or import such products, and Hansen’s consent shall not be required for ISI to sublicense any of the rights and licenses granted to it under Section 2.1 solely to customers of ISI products that are covered by the applicable patent rights and solely to the extent required for such customers to use, re-sell, export and/or import such products.
          2.5 Retained Rights. For clarity, none of the licenses granted in Sections 2.1 through 2.4 shall restrict (a) Hansen from itself using and practicing all inventions claimed in the Hansen Patents in any field of use and (b) ISI from itself using and practicing all inventions claimed in the ISI Patents in any field of use.
          2.6 Disclosure of Patent Files. Each Party shall, to the extent such disclosure has not already been made, provide to the other Party within [*] days after the Effective Date complete and accurate copies of all unpublished patent applications as filed owned or licensed by such Party as of the Effective Date. Further, each Party shall respond accurately to reasonably requests by the other Party to provide updates as to the status of the prosecution of applications in the ISI Patents or Hansen Patents (as applicable) and to provide copies of any newly filed applications in the ISI Patents or Hansen Patents (as applicable).
          2.7 Compliance with Sublicense Obligations. Hansen covenants that it shall comply with any applicable terms of any license agreement between ISI and a third party that grant to ISI license rights under the third party’s patents, which patents are ISI Patents that sublicensed to Hansen under the terms of this Cross License. ISI covenants that it shall comply with any applicable terms of any license agreement between Hansen and a third party that grant
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to Hansen license rights under the third party’s patents, which patents are Hansen Patents that sublicensed to ISI under the terms of this Cross License.
     3. CONSIDERATION
          3.1 Stock Transfer. In consideration of the rights and licenses granted by ISI to Hansen under this Cross License, Hansen will issue to ISI Five Hundred Thousand (500,000) shares of Hansen’s Series B Preferred Stock pursuant to and in accordance with the terms of the Share Transfer Agreement entered into by the Parties, the form of which is set forth in Exhibit A.
          3.2 Investor Rights. ISI shall within five (5) business days after the Effective Date, enter into an Amended and Restated Investor Rights Agreement among Hansen, ISI and the other preferred stockholders of Hansen (the “Hansen Investor Rights Agreement”) in substantially the form attached as Exhibit B.
          3.3 Royalty. In consideration of the rights and licenses granted by ISI to Hansen under Section 2.1(a) of this Cross License, Hansen shall pay ISI:
               (a) Royalties of [*] of the Net Sales of all Hansen hardware products (including proprietary Hansen software components) comprising imaging, guidance or catheter control systems for use in the Hansen Field of Use (collectively, “Hansen System Products”) during the Term; and
               (b) Royalties, at a royalty rate of ranging from [*] to [*] on the Net Sales of all [*] used in the Hansen Field of Use [*], including, without limitation, [*]
                    (i) [*]
                    (ii) [*]
                    (iii) [*]; or
                    (iv) [*]
               (c) The Parties hereby acknowledge and agree that the foregoing method of calculating royalties due under this Cross License shall apply to all Hansen Royalty Products as specified in this Section 3.3, without regard to whether such any such Hansen Royalty Product embodies or practices any of the claims of the ISI Patents. The Parties further agree that this method of calculating royalties is more convenient for the Parties than attempting to resolve the question of whether each particular Hansen Royalty Product sold does, or does not, embody or practice any claim of the ISI Patents.
          3.4 Minimum Royalties. Hansen will pay ISI yearly license minimum royalties as follows:
               (a) Until the end of 2 years after the Effective Date, no minimum royalties are due.
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          (b) Every year thereafter, the minimum royalty is $[*] per year.
     The minimum royalty payments are nonrefundable, but they are creditable against royalty payments due pursuant to Section 3.3 until the entire credit is exhausted. The yearly minimum royalties will be paid in equal quarterly installments.
     4. ACCOUNTING AND REPORTS
          4.1 Payments and Royalty Reports. Hansen shall make royalty payments to ISI in accordance with Section 3 above on a quarterly basis. Within [*] days after the end of each calendar quarter during the Term, after commercial sales of Hansen Royalty Products has commenced, Hansen shall deliver to ISI a written report setting forth the total number of units of the Hansen Royalty Products sold or otherwise commercially disposed (or, if appropriate, indicating that no Hansen Royalty Product was sold during such calendar quarter) and a calculation of the royalties owed to ISI hereunder for the applicable quarterly period. If no royalties are due hereunder in any calendar quarter, Hansen shall so indicate in its written report. Hansen shall accompany such written report with an appropriate payment of royalty due for such quarterly period.
          4.2 Overdue Payments. If payment of any amount due to ISI becomes overdue, ISI may, without prejudice to its other rights or remedies, charge interest on a day to day basis from the due date until the payment has been paid in full, at the rate of one percent (1.0%) per month or, if less, such other rate as may be the maximum permitted by law. Hansen shall not be entitled to withhold payment in whole or in part on the grounds that it has a claim, counterclaim or set off against ISI.
          4.3 Taxes. Hansen shall be permitted to deduct from payments made by Hansen to ISI under this Cross License any foreign or domestic governmental taxes or charges of any kind that Hansen may be required by law to withhold from such payments. Hansen shall use commercially reasonable efforts to minimize any such taxes or charges. Hansen shall provide ISI with official receipts issued by the appropriate taxing authority, or such other evidence as is reasonably requested by ISI to establish that such taxes or charges have been paid. If, on the other hand, ISI has the legal obligation to collect such taxes, then ISI alone shall be responsible for paying such amount.
          4.4 Books And Records; Audit. Hansen will keep complete and accurate books and records showing the information by which Hansen arrived at a royalty determination and shall, during the Term and for a period of three (3) years after termination of this Cross License, permit a mutually agreed auditor from a nationally recognized firm to inspect and copy said records as such auditor may deem necessary to complete the inspection (but not to exceed one (1) inspection per year and no more than one (1) inspection of records covering any particular time period) solely to verify the accuracy of Hansen’s royalty reports. Such inspection may be made by ISI hereunder at any time and from time to time during regular business hours upon at least five (5) business days’ advance written notice. The fees and expenses of such inspection shall be borne by ISI, except that, if an underpayment in royalties of more than five
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percent (5%) of the total royalties due to ISI hereunder for any payment period is discovered, then such fees and expenses shall be borne by Hansen. If ISI agrees to pay a Hansen licensor royalty or other amounts for the sublicense to ISI of Hansen Patents that are licensed to Hansen, then the above records and audit provisions will apply to ISI mutatis mutandis as to ISI products covered by such Hansen Patents.
     5. TERM AND TERMINATION
          5.1 Term. This Cross License shall commence on the Effective Date and shall continue in effect until the expiration of the last to expire of the ISI Patents and the Hansen Patents, (“Term”), unless earlier terminated in accordance with the following provisions of this Section 5. Upon such expiration, the license rights granted in Sections 2.3 and 2.4 shall survive.
          5.2 Material Breach.
               (a) If either Party believes that the other Party is in material breach of this Agreement, then such Party may deliver notice of such alleged breach to the other Party. In such written notice, the noticing Party shall identify the actions or conduct that such Party would consider to be an acceptable cure of such breach. The Party receiving such notice shall use diligent efforts to cure such breach as soon as practicable after receiving such written notice to cure such breach, unless such Party believes that it is not in breach, in which case the Parties shall meet promptly thereafter and discuss in good faith the issue and seek to reach a resolution mutually acceptable to both Parties. If the allegedly breaching Party fails to cure such noticed breach, then, except as otherwise provided in subsection (b) or in Section 5.3 below, the noticing Party shall not be permitted to terminate this Agreement (and each Party covenants and agrees that the Party shall not seek, in any court or other proceeding, to terminate the Agreement as a remedy except as permitted in subsection (b) or Section 5.3 below), but may seek and obtain all other remedies as are available to such Party at law or in equity pursuant to Section 5.7 below, if such breach is proved to have occurred and not have been cured.
               (b) If Hansen breaches its obligation to pay royalties as required in Section 3.3, or to pay royalties to a licensor of ISI as contemplated in Section 1.18 for patent rights sublicensed to ISI, then ISI may deliver notice of such breach to Hansen, specifying the amount that is owed and the basis for ISI’s belief that such amounts are owed and past-due. If ISI breaches its obligation to pay royalties to a licensor of Hansen as contemplated in Section 1.13 for patent rights sublicensed to ISI, then Hansen may deliver notice of such breach to ISI, specifying the amount that is owed and the basis for Hansen’s belief that such amounts are owed and past-due. If Hansen or ISI disputes that such amount is actually owed, such dispute shall be resolved (a) by the auditor selected pursuant to Section 4.4, if such dispute is solely as to the amount of royalties owed, and not as to whether there is a royalty obligation for particular products at issue, or (b) by litigation in court in accordance with Section 9.3. The following sentence shall not apply unless and until such dispute is resolved in the non-breaching Party’s favor, and the breaching Party does not pay the amount determined to be owed within [*] days of such determination. If the breaching Party’s failure to pay when due royalty amounts owed that are in excess of [*], and such Party does not cure such failure to pay the owed royalties by the
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date [*] days after such notice, then such breach will be deemed to be a “Material Breach,” for which the non-breaching Party may terminate this Agreement within 30 days by written notice to the Party in breach, provided if such dispute is resolved in litigation in court, such termination will be effective at such time no appeal is or can be taken from the court’s decision.
          5.3 Infringement Outside Licensed Field; Termination for Willful Infringement.
               (a) Each Party acknowledges and agrees that the license rights granted under this Agreement to it by the other Party are limited to the specific, identified fields of use. Hansen covenants that it shall not knowingly practice any issued ISI Patents outside of the Hansen Field of Use in a manner that infringes the ISI Patents, and ISI covenants that it shall not knowingly practice any issued Hansen Patents outside the ISI Field of Use in a manner that infringes the Hansen Patents.
               (b) If ISI believes that Hansen is violating its covenant in subsection (a) above and is infringing the ISI Patents by actions outside the Hansen Field of Use, ISI may give Hansen notice of such belief (the “Belief of Infringement”), which notice shall include all details that are the basis for such belief and ISI’s proposal to cure such violation, and the Parties shall then meet promptly thereafter under Section 5.7(a) to discuss the noticed Belief of Infringement and ISI’s proposed resolution and to seek to reach a resolution of such Dispute. If Hansen does not cease the violation that is the basis for such Belief of Infringement within [*] days of the date Hansen receives such notice, and if the Parties do not reach a mutually acceptable other resolution to such matter within [*] days after the receipt of the notice, then either Party may have the matters relating to the Dispute and claim arising out of this Section 5.3(b) settled by litigation in court in accordance with Section 9.3, to determine if Hansen in fact has infringed one or more valid and enforceable issued ISI Patents outside the Hansen Field of Use. For the avoidance of doubt, Hansen may raise as affirmative defenses to any infringement action brought by ISI, or as a basis for declaratory relief action brought by Hansen, any and all defenses, available at law or equity, that are available in patent actions. If such litigation results in a judgment of infringement from which no appeal can be or is taken, and Hansen, despite such infringement judgment by the court, fails to cease conducting the actions that were determined by the court to be infringing the ISI Patents by the date [*] days after the date after which no appeal can be or is taken (the “Determination Date”), then such failure shall be a “Material Breach,” for which ISI may terminate this Agreement within 30 days by written notice to Hansen.
               (c) If Hansen believes that ISI is violating its covenant in subsection (a) above and is infringing the Hansen Patents by actions outside the ISI Field of Use, Hansen may give ISI notice of such belief (the “Belief of Infringement”), which notice shall include all details that are the basis for such belief and Hansen’s proposal to cure such violation, and the Parties shall then meet promptly thereafter under Section 5.7(a) to discuss the noticed Belief of Infringement and Hansen’s proposed resolution and to seek to reach a resolution of such Dispute. If ISI does not cease the violation that is the basis for such Belief of Infringement within [*] days of the date ISI receives such notice, and if the Parties do not reach a mutually acceptable other
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resolution to such matter within [*] days after the receipt of the notice, then either Party may have the matters relating to the Dispute and claim arising out of this Section 5.3(c) settled by litigation in court in accordance with Section 9.3, to determine if ISI in fact has infringed one or more valid and enforceable issued Hansen Patents outside the ISI Field of Use. For the avoidance of doubt, ISI may raise as affirmative defenses to any infringement action brought by Hansen, or as a basis for declaratory relief action brought by ISI, any and all defenses, available at law or equity, that are available in patent actions. If such litigation results in a judgment of infringement from which no appeal can be or is taken, and ISI, despite such infringement judgment by the court, fails to cease conducting the actions that were determined by the court to be infringing the Hansen Patents by the date [*] days after the Determination Date (as to such judgment), then such failure shall be a “Material Breach,” for which Hansen may terminate this Agreement within 30 days by written notice to ISI.
          5.4 Termination for Bankruptcy.
               (a) Notice of Bankruptcy Event. If either of the following events (a “Bankruptcy Event”) occurs with respect to a Party (the “Bankrupt Party”), such Insolvent Party shall immediately notify the other Party of the occurrence of such event:
                    (i) Any application, petition or action for relief is submitted by such Bankrupt Party for commencement of proceedings under bankruptcy, corporate reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors covering all or substantially all of its assets; or
                    (ii) An involuntary petition is filed against such Bankrupt Party under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of such Insolvent Party.
               (b) Right to Terminate. If the Bankruptcy Event is not cured or otherwise terminated within 90 days following occurrence the Bankruptcy Event, the Party that is not the Bankrupt Party shall have the right to terminate this Cross License by giving notice in writing to the Bankrupt Party.
          5.5 Effect of Termination. In the event of termination of this Cross License by one Party (“Terminating Party”) pursuant to Section 5.2 or 5.3 or 5.8 or paragraph 7 of Exhibit C, all licenses and rights granted hereunder by the Terminating Party to the other Party (“Terminated Party”), shall automatically terminate as of the date of such termination of this Cross License (except as otherwise provided in Section 5.8), but the licenses and rights granted hereunder by the Terminated Party to the Terminating Party shall survive such termination, subject to the terms and conditions of this Cross License. In the event of termination of this Cross License by one Party pursuant to Section 5.4, all licenses and rights granted hereunder by the each Party to the other Party shall automatically terminate as of the date of such termination of this Cross License. Termination or expiration of the Cross License shall not relieve any Party
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of any obligation or liability accrued under this Cross License prior to termination or expiration.
          5.6 Survival. Upon the expiration or any termination of this Cross License, the provisions of Sections 1, 2.2, 2.3, 4, 5.5, 5.6, 6.4, 6.5, 7.1, 7.2, 8 and 9 all shall survive such expiration or termination.
          5.7 Dispute Resolution.
               (a) If any dispute or issue arises between the Parties (a “Dispute”), including any alleged breach of the terms or obligations of a Party (such as an allegation of breach of the covenants under Section 5.3(a)), or the extent of a Party’s rights under the terms hereof, then the Parties shall resolve such Dispute pursuant to the terms of this Section 5.7. As to any such Dispute, either Party may give notice to the other Party to seek to resolve such Dispute. Within ten days of giving of any such notice, the CEOs of the Parties shall meet to discuss the Dispute and seek to reach a mutually agreeable resolution to the Dispute, which resolution shall be set forth in writing signed by the Parties. If the CEOs of the Parties cannot reach agreement on a resolution to the Dispute that is subject of a notice provided under this Section 5.7(a), within [*] days of commencing discussions to resolve the matter, then either Party may have such Dispute resolved by litigation in a court of applicable jurisdiction (subject to Section 9.3) except as provided in Section 5.7(b), and provided further that the remedies available to the Parties in such litigation are expressly limited by the applicable terms of this Agreement (including Section 5.2(a)).
               (b) A Party shall have the rights to initiate, on written notice to the other Party, the procedure set forth in Exhibit C at any time, for the Parties to discuss a particular new product being developed by such Party that is intended to be commercialized outside such Party’s licensed field (i.e., outside the Hansen Field of Use as to a Hansen new product, or outside the ISI Field of Use as to an ISI new product) to determine if such new product would, if sold in such intended use, infringe any valid and enforceable issued patent in the other Party’s patent portfolio. Upon such notice, the parties shall proceed under the terms of Exhibit C. For any dispute under Exhibit C that is to be resolved by arbitration, such dispute shall be heard and a resolution determined by an arbitration conducted in San Francisco, California under the American Arbitration Association Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes (together the “AAA Rules”) by three arbitrators who are neutral and independent of the Parties and who have expertise in the medical device field and in patents relating to medical devices. Each Party shall select an arbitrator, and the selected arbitrators will select a third arbitrator, provided that each such selected arbitrator must meet the foregoing criteria to be empowered to serve in the arbitration. If the arbitrators selected by the Parties cannot agree on a third arbitrator within thirty (30) days, the third arbitrator will be selected by the AAA. The arbitration shall be conducted in accordance with the AAA Rules, as such rules and procedures are supplemented or modified by the terms of this Section 5.7 and/or by written agreement of the Parties. The Parties shall have such discovery rights as is reasonable in the case and as the arbitrators may allow, consistent with the goal of providing for a full and fair hearing of the Dispute and an equitable resolution of the Dispute, but in no event broader than that discovery permitted under the Federal Rules of Civil Procedure. In conducting the arbitration,
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the arbitrators shall apply the California Rules of Evidence and shall allow raising of all affirmative defenses to an infringement action, available at law or in equity, in their analysis of whether a valid and enforceable issued patent is infringed. The arbitrators will hear each Party’s case and positions as to the Dispute. In any event, such remedies cannot be contrary to the terms of Exhibit C, and the arbitrators cannot award any Party any punitive, special, indirect or consequential damages. The Parties will keep the arbitration and the results of the arbitration confidential.
               (c) Notwithstanding any other provision of this Section 5.7, each Party shall be entitled to seek a preliminary injunction or other temporary equitable remedy in court to protect such Party from immediate, imminent harm by breach of this Agreement by the other Party. Each Party acknowledges and agrees that the other Party hereto would be irreparably damaged in the event of a continuing breach of Section 5.3(a).
          5.8 Termination by Hansen. Twelve and one-half (12.5) years after the Effective Date, Hansen shall have the right to terminate the Cross License and all its obligations under Section 3.3 by written notice to ISI. Upon such termination, all licenses granted by ISI to Hansen shall terminate, except that the license granted under Section 2.2 shall survive such termination indefinitely solely as to ISI Know-How that are not ISI Trade Secrets, and all licenses granted by Hansen to ISI under Section 2.1(b) and 2.3 shall survive such termination, subject to all other applicable terms of the Cross License.
     6. MUTUAL COVENANTS
          6.1 No Solicitation. Each Party agrees that it will not, directly or indirectly, solicit, recruit, retain, hire or employ any person that such Party knows, or has reason to know, is employed by the other Party. Notwithstanding the foregoing, nothing herein shall be construed to prohibit either Party from placing advertisements for employment that are directed at the public at large in any newspaper, trade magazine, journals or other periodical in general circulation.
          6.2 Third Party Infringement.
               (a) ISI Patents. If a Party becomes aware that any ISI Patent is infringed by a third party in the Hansen Field of Use (a “Hansen Field Infringement”), such Party shall promptly notify the other Party in writing, which notice shall set forth the facts known to such Party regarding such believed infringement in reasonable detail. ISI shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to infringement of ISI Patents Rights, by counsel of its own choice, and, if such action or proceeding is brought by ISI, Hansen shall have the right, at its own expense, to be represented in such action or proceeding by counsel of its own choice, and also to join such action as a plaintiff to assert claims for infringement if such Hansen Field Infringement has resulted in lost profits by Hansen or its Affiliates due to lost sales. For any infringement of the ISI Patents outside of the Hansen Field of Use, ISI shall have the sole and exclusive rights to take action regarding such infringement, including enforcing the patents and settling any such actions. Notwithstanding the foregoing, if ISI does not bring such action or proceedings as to such
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Hansen Field Infringement within a period of one hundred twenty (120) days after receiving notice from Hansen, Hansen shall have the right to bring and control (except as otherwise provided below) any such action by counsel of Hansen’s own choice (a “Hansen Action”), [*]. For the purpose of this Section 6.2(a), [*] shall require that [*], the following factors, which the parties agree are [*], reasonably and in good faith: [*]. For any Hansen Action, ISI has the right with counsel of its own choice, to defend itself against, and to control the responses to, any claim or defense or counterclaim raised in the Hansen Action against ISI or regarding the validity or enforceability of any ISI Patents.. The Parties will reasonably cooperate in the prosecution and defense of claims concerning the defendant.
               (b) Hansen Patents. If a Party becomes aware that any Hansen Patent is infringed by a third party in the ISI Field of Use (an “ISI Field Infringement”), such Party shall promptly notify the other Party in writing, which notice shall set forth the facts known to such Party regarding such believed infringement in reasonable detail. Hansen shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such ISI Field Infringement of Hansen Patents Rights, by counsel of its own choice, and, if Hansen brings such action or proceeding, ISI shall have the right, at its own expense, to be represented in such action or proceeding by counsel of its own choice, and also to join such action as a plaintiff to assert claims for infringement if such ISI Field Infringement has resulted in lost profits by ISI or its Affiliates due to lost sales. With respect to any ISI Field Infringement that is causing a material, detrimental impact on ISI, Hansen agrees to meet with ISI to discuss such infringement in good faith and to reasonably consider ISI’s requests regarding Hansen taking action to cause the cessation of such infringement. Notwithstanding the foregoing, if Hansen does not bring such action or proceedings as to such ISI Field Infringement within a period of one hundred twenty (120) days after receiving notice from ISI, ISI shall have the right to bring and control (except as provided below) any such action by counsel of ISI’s own choice (an “ISI Action”), [*]. For the purpose of this Section 6.2(b), [*] shall require that [*], the following factors, which the parties agree are [*], reasonably and in good faith: [*]. For any ISI Action, Hansen has the right with counsel of its own choice, to defend itself against, and to control the responses to, any claim or defense or counterclaim raised in the ISI Action against Hansen or regarding the validity or enforceability of any Hansen Patents.. The Parties will reasonably cooperate in the prosecution and defense of claims concerning the defendant.
               (c) Cooperation. If one Party brings any action or proceeding as provided above, the other Party agrees, if necessary, to give the first Party reasonable assistance to file and to prosecute such suit, at the filing Party’s expense.
               (d) Allocation of Recoveries. The costs and expenses of all suits brought by either Party under this Section 6.2 shall be reimbursed on a pro-rata basis to both Parties out of any damages or other monetary awards recovered in such actions in favor of either Hansen and/or ISI. Any amounts of such damages or other monetary awards recovered in such actions remaining after such reimbursement shall be paid first to each Party according to the amounts of damages awarded to the Party for lost sales as proved by the Party in such action (on a pro rata basis based on the amounts of lost sales damages awarded to each Party, if applicable), and any remaining amounts of such damages or other awards to then be divided
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between Hansen and ISI with [*] of the remainder to the Party bringing and prosecuting such action or proceeding, and [*] to the other Party. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 6.2 may be entered into without the joint consent of Hansen and ISI (which consent shall not be withheld unreasonably).
          6.3 Patent Marking. Hansen agrees to use reasonable efforts to mark to the extent required by applicable law, statutes and regulations relating to patent marking all products that Hansen is aware are claimed by claims of the ISI Patents (or the labels or packaging therefor) that are made, used, imported, sold or distributed by or on behalf of Hansen and its distributors. ISI agrees to use reasonable efforts to mark to the extent required by applicable law, statutes and regulations relating to patent marking all products that ISI is aware are claimed by claims of the Hansen Patents (or the labels or packaging therefor) that are made, used, imported, sold or distributed by or on behalf of ISI and its distributors.
          6.4 Indemnification.
               (a) By Hansen. Hansen shall indemnify, defend and hold harmless ISI and its employees, officers, directors and agents (each, an “ISI Indemnified Party”) from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys’ fees) to any Third Party (collectively, a “Liability”) which the ISI Indemnified Party may incur, suffer or be required to pay resulting from any suit, action, claim or proceeding brought by the Third Party based on or arising out of: (i) the breach by Hansen of any representation, warranty, covenant or obligation contained in this Cross License, or (ii) the manufacture, promotion, sale or use of any product by Hansen or its licensee (other than ISI). Notwithstanding the foregoing, Hansen shall have no obligation under this Cross License to indemnify, defend or hold harmless any ISI Indemnified Party with respect to any Liabilities or claims, demands, costs or judgments to the extent that they result from: (1) the willful misconduct or negligent acts or omissions of ISI or any of their respective employees, officers, directors or agents, or (2) the manufacture, promotion, sale or use of any product by ISI or its licensee (other than Hansen).
               (b) By ISI. ISI shall indemnify, defend and hold harmless Hansen and its employees, officers, directors and agents (each, a “Hansen Indemnified Party”) from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys’ fees) to any Third Party (collectively, a “Liability”) which the Hansen Indemnified Party may incur, suffer or be required to pay resulting from any suit, action, claim or proceeding brought by the Third Party based on or arising out of: (i) the breach by ISI of any representation, warranty, covenant or obligation contained in this Cross License, or (ii) the manufacture, promotion, sale or use of any product by ISI or its licensee (other than Hansen). Notwithstanding the foregoing, ISI shall have no obligation under this Cross License to indemnify, defend or hold harmless any Hansen Indemnified Party with respect to any Liabilities or claims, demands, costs or judgments to the extent that they result from: (1) willful misconduct or negligent acts or omissions of Hansen, or any of its employees, officers, directors or agents, or (2) the manufacture, promotion, sale or use of any product by Hansen or its licensee (other than ISI).
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               (c) Procedures. The obligations of the indemnifying Party under Sections 6.4(a) and (b) are conditioned upon the delivery of written notice to the indemnifying Party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability. The indemnifying Party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Cross License and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. Neither Party may settle a claim or action related to a Liability without the consent of the other Party, if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party’s rights under this Cross License. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.
          6.5 Confidentiality.
               (a) The Parties recognize that, in connection with the performance of this Cross License, each Party (in such capacity, the “Disclosing Party”) may disclose “Confidential Information” (as defined below) to the other Party (the “Receiving Party”). For purposes of this Cross License, "Confidential Information” means proprietary or confidential information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party’s business or technology that is disclosed to the Receiving Party and is marked as confidential at the time of disclosure to the Receiving Party, or if disclosed in oral form, is identified as confidential at the time of oral disclosure and reduced in writing or other tangible (including electronic) form including a prominent confidentiality notice and delivered to the Receiving Party within thirty (30) days of disclosure. “Confidential Information” shall not include the Cross License, the terms and conditions thereof and the transactions contemplated hereby and thereby (which information shall be governed by Section 6.6 of this Cross License) and information that the Receiving Party can demonstrate:
                    (i) was known to the Receiving Party free of any obligation of confidence at the time of the disclosure by the Disclosing Party;
                    (ii) has become publicly known through no wrongful act of the Receiving Party;
                    (iii) has rightfully been received by the Receiving Party from a third party;
                    (iv) was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence; or
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                    (v) has been independently developed by the Receiving Party without use or reference to any Confidential Information of the Disclosing Party.
               (b) The Receiving Party agrees (x) not to use any such Confidential Information other than as permitted under this Cross License (y) not to disclose any such Confidential Information, except (1) to its employees who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Documents, (2) to its agents, representatives, attorneys and other advisers that have a need to know such Confidential Information, (3) pursuant to, and to the extent of, a request or order by a Governmental Authority, or (4) or to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approvals, marketing Products, or otherwise required by law; provided, however, that if a Receiving Party is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will give reasonable advance notice to the Disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party’s Confidential Information.
               (c) Each Party acknowledges and agrees that (i) its obligations under this Section 6.5 are necessary and reasonable to protect the other Party and its business, and (ii) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (iii) as a result the other Party shall be entitled to obtain injunctive relief against the threatened or pending breach of the provisions of this Section 6.5 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 6.5 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Cross License.
          6.6 Confidentiality of Cross License; Publicity.
               (a) Each Party agrees that the existence of the Cross License, the terms and conditions thereof and the transactions contemplated hereby and thereby shall be treated as confidential information and that no reference thereto shall be made without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed) except (a) as required by Applicable Law including, without limitation, by the SEC and the rules and regulations of any applicable securities exchange or automated quotation system, or to the extent such disclosure is reasonably necessary in prosecuting or defending litigation; provided, however, that if a Party is required by law or regulation to make any such disclosure of such information it will give reasonable advance notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such information required to be disclosed, (b) to such Party’s accountants, attorneys and other professional advisers, banks, existing or potential financing sources, including to potential investors, provided that such Persons undertake in writing (or are otherwise bound by rules of
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professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Cross License, (d) in connection with an actual or proposed Acquisition or Asset Transfer of a Party or the acquisition or proposed acquisition of stock or assets by a Party of any third party or the merger with or into any third party whether or not such transaction constitutes an Acquisition, provided that such Persons undertake in writing to keep such information strictly confidential (e) to a potential transferee of all or part of such Party’s Securities in a Transfer made in accordance with this Cross License, provided that such transferee undertakes in writing to keep such information strictly confidential, or (f) pursuant to a press release approved by the other Party.
               (b) The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby. Any Party intending to disclose the terms of this Cross License shall provide the nondisclosing Party an opportunity to review and comment on the intended disclosure in reasonably sufficient time (such time period to depend on the urgency of the intended disclosure) prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such disclosure; provided however, such notice and opportunity to review shall not be required for a disclosure which is substantially in a form previously approved where the underlying facts disclosed in that previously approved disclosure are still true, and where the circumstances surrounding the disclosure have not changed.
               (c) With respect to complying with the disclosure requirements of the SEC or any securities exchange or automated quotation system in connection with any required filing of this Cross License, the filing Party shall seek confidential treatment of this Cross License from the SEC or securities exchange or automated quotation system and shall provide the other Party with at least forty-eight (48) hours to review and comment on any such proposed filing. The filing Party shall use reasonable efforts to incorporate the non-filing Party’s comments to such confidential treatment request.
     7. WARRANTIES; DISCLAIMERS.
          7.1 No Warranty. Nothing contained in this Cross License shall be construed as:
               (a) a warranty or representation by either Party as to the validity, enforceability or scope of any Hansen Patents or ISI Patents;
               (b) an agreement by either Party to bring or prosecute actions or suits against third parties for infringement, or conferring any right to the other Party to bring or prosecute actions or suits against third parties for infringement. It is specifically agreed between the Parties that the existence of such alleged infringement by any third party, if any, shall not be a ground for the refusal to make or a ground for the request for the reduction of the payments to be made by Hansen under this Cross License;
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               (c) conferring any right to either Party to use in advertising, publicity, or otherwise, any trademark, trade name or names of the other Party, or any contraction, abbreviation or simulation thereof;
               (d) conferring on either Party, by implication, estoppel or otherwise, any licenses or other rights under any patent, copyright, trade secrets or trademarks of the other Party, except the licenses and rights expressly granted hereunder;
               (e) an obligation of a Party to furnish to the other Party any technical information or know-how, including ISI Know-How or Hansen Know-How;
               (f) a warranty or representation that the exercise of any of the rights granted under this Cross License will be free from infringement of or will not violate any intellectual property rights or other proprietary rights of any third party; or
               (g) an obligation on either Party to prosecute, maintain or obtain any patents or utility models or applications therefor.
          7.2 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 7.3, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO, AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES AS TO, THE PATENTS OR KNOW-HOW SUCH PARTY LICENSES TO THE OTHER PARTY UNDER THIS CROSS LICENSE OR ANY OTHER SUBJECT MATTER OF THIS CROSS LICENSE. BOTH PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE ISI PATENTS, THE HANSEN PATENTS OR ANY OTHER SUBJECT MATTER OF THIS CROSS LICENSE.
          7.3 Limited Warranties.
               (a) Each Party represents and warrants to the other Party that: (i) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Cross License and to carry out the provisions hereof; (ii) it is duly authorized to execute and deliver this Cross License and to perform its obligations hereunder, and the person or persons executing this Cross License on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (iii) this Cross License is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
               (b) Hansen represents and warrants to ISI that: (i) Hansen has disclosed in writing to ISI each patent or patent application (identifying the patent numbers or application serial numbers and countries of prosecution) that is licensed to Hansen by a third
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party, and the specific terms of any and all payment amounts that Hansen would be obligated pay to such third party licensor if Hansen sublicensed such patent or patent application to ISI as a Hansen Patent under this Cross License; (ii) Hansen has disclosed in writing to ISI each patent or patent application (identifying the patent numbers or application serial numbers and countries of prosecution) that is licensed to Hansen by a third party and for which Hansen does not have the right to grant ISI sublicenses under the terms of this Cross License.
               (c) ISI represents and warrants to Hansen that: (i) ISI has disclosed in writing to Hansen each patent or patent application (identifying the patent numbers or application serial numbers and countries of prosecution) that is licensed to ISI by a third party, and the specific terms of any and all payment amounts that ISI would be obligated pay to such third party licensor if ISI sublicensed such patent or patent application to Hansen as an ISI Patent under this Cross License; (ii) ISI has disclosed in writing to Hansen each patent or patent application (identifying the patent numbers or application serial numbers and countries of prosecution) that is licensed to ISI by a third party and for which ISI does not have the right to grant Hansen sublicenses under the terms of this Cross License.
     8. LIMITATION OF LIABILITY
          NOTWITHSTANDING ANYTHING ELSE IN THIS CROSS LICENSE OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS CROSS LICENSE, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY (A) INCIDENTAL, SPECIAL, PUNITIVE (OTHER THAN STATUTORY DAMAGES AVAILABLE FOR WILLFUL INFRINGEMENT) CONSEQUENTIAL OR INDIRECT DAMAGES, (B) DAMAGES RESULTING FROM LOSS OF SALE, BUSINESS, PROFITS OR GOODWILL, (C) COST OF PROCUREMENT OF SUBSTITUTE GOODS OR TECHNOLOGY, EVEN IF THE REMEDIES PROVIDED FOR IN THIS CROSS LICENSE FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.
     9. MISCELLANEOUS
          9.1 Assignment. This Cross License and the rights and obligations hereunder may not be transferred or assigned by either party without the prior written consent of the other party; provided that, either party may, without the other party’s prior written consent, assign or transfer this Cross License and its rights and obligations hereunder in connection with an Acquisition or Asset Transfer. Subject to the foregoing, this Cross License shall be binding on, inure to the benefit of, and be enforceable by the Parties and their respective heirs, successors and permitted assigns.
          9.2 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Cross License may be amended and the observance of any provision of this Cross License may be waived (either generally or in any particular instance and either
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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retroactively or prospectively) only with the written consent of the parties. The failure of either party to enforce its rights under this Cross License at any time for any period shall not be construed as a waiver of rights.
          9.3 Governing Law and Legal Actions. This Cross License shall be governed by and construed under the laws of California without regard to the conflicts of law provisions thereof. The state and federal courts of the Northern District of California shall have exclusive jurisdiction for disputes related to this Cross License, except as provided in Section 5.7, and the parties hereby consent to the personal jurisdiction of the court.
          9.4 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Cross License.
          9.5 Notices. Any notice or other communication required or permitted to be made or given to either party under this Cross License shall be deemed sufficiently made or given on the date of delivery if delivered in person or by overnight commercial courier service with tracking capabilities with costs prepaid, or five (5) days after the date of mailing if sent by certified first class mail, return receipt requested and postage prepaid, to the address of the parties (and addressed to the representative) set forth below or such other address (or representative) as may be given from time to time under the terms of this notice provision:

If to ISI:	If to Hansen:
950 Kifer Road,	380 North Bernardo Avenue
Sunnyvale, California 94086	Mountain View, California 94043
Attention: General Counsel	Attention: Vice President of Intellectual
Telephone: (408) 523-2100	Property and Legal Affairs
Facsimile: (408) 523-1390	Telephone: (650) 406-5800
Facsimile: (650) 404-5901

With a copy (which shall not constitute notice) to:	With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati	Cooley Godward LLP
650 Page Mill Road	Five Palo Alto Square
Palo Alto, California 94304-1050	3000 El Camino Real
Attention: Casey McGlynn	Palo Alto, California 94306
Telephone: (650) 493-9300	Attention: Barclay Kamb
Facsimile: (650) 493-6811	Telephone: (650) 843-5000
Facsimile: (650) 849-7400
          9.6 Severability. If any provision of this Cross License is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Cross License shall otherwise remain in full force and effect and enforceable.
          9.7 Relationship of Parties. Each party acknowledges and agrees that the other party is an independent contractor in the performance of each and every part of this Cross
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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License and is solely responsible for all of its employees, contractors and agents and its labor costs and expenses arising in connection therewith. The parties are not partners, joint venturers, franchiser-franchisee or otherwise affiliated, and neither has any right or authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party. Without limiting the foregoing, the parties agree that this Cross License is not intended to create a franchise within the meaning of any applicable statute.
          9.8 Counterparts. This Cross License may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Cross License may be executed by facsimile with the original signatures following promptly by one of the methods of delivery or mailing set forth in Section 9.5 above.
          9.9 Entire Agreement. The terms and conditions contained in this Cross License, the Share Transfer Agreement and Hansen Investor Rights Agreement constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof.
******
     IN WITNESS WHEREOF the parties hereto have executed this Cross License as of the Effective Date.

INTUITIVE SURGICAL, INC.		HANSEN MEDICAL, INC.

By:	/s/ Lonnie M. Smith	By:	/s/ Frederic H. Moll

Title:	President and CEO	Title:	CEO
Date:	September 1, 2005	Date:	September 1, 2005
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT A
Share Transfer Agreement
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B
Investors Rights Agreement
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT C
New Product Procedure
     1. If a Party (the “Initiating Party”) initiates pursuant to Section 5.7 of the Agreement the procedure under this Exhibit C as to a new product of such Initiating Party that it plans to sell for a use outside its licensed field (the “Subject Product”), the Parties shall then proceed under the provisions of this Exhibit C, cooperatively and in good faith. Such Initiating Party shall first provide a demonstration of the Subject Product to the other Party (the “Responding Party”) and its legal representatives, under an appropriate confidential disclosure agreement entered into by the Parties (and any such representatives).
     2. Such Responding Party then has up to [*] business days to provide to the Initiating Party a list of written questions regarding the construction and operation of the Subject Product, and the Initiating Party shall provide its answers to such questions, in confidence under the confidential disclosure agreement, within [*] business days from its receipt of questions.
     3. Within [*] business days after timely receipt of the Initiating Party’s answers to the written questions submitted under paragraph 2 above, or if no answers were requested or timely received, then within [*] days after the demonstration, the Responding Party shall either: (a) provide the Initiating Party with written notice (a “Non-Infringement Notice”) that such Responding Party concludes that the Subject Product would not infringe any patents owned or controlled by such Responding Party, or any claims or any claims in any patent applications owned or controlled by such Responding Party were such applications to issue as patents; or (b) provide the Initiating Party with written notice (an “Infringement Notice”) that such Responding Party believes that the Subject Product would infringe one or more of the patents owned or controlled by such Responding Party, or any claims or any claims in any patent applications owned or controlled by such Responding Party were such applications to issue as patents, which notice shall include details of such allegation and copies of the asserted patents or patent applications and shall provide the detailed analysis for the basis for such Party’s belief that the Subject Product infringes that indicated patents or would infringe the indicated patent applications (if such applications issued).
     4. If the Responding Party provides an Infringement Notice as to the Subject Product, then the Parties shall meet promptly after such notice is received, and the Parties shall discuss cooperatively and in good faith the infringement issue covered by the Infringement Issue for up to [*] business days and shall amicably and in good faith resolve the infringement issue by [*].
     5. If the Parties are unable to reach agreement after such [*] business day period, then the Parties shall proceed under the provisions of Section 5.7(b) to resolve the question of whether the Subject Product infringes one or more claims of the identified patents, including
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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addressing and resolving any defenses that the Initiating Party may have to the assertion of infringement (such as invalidity or unenforceability).
     7. [sic]The arbitrators may impose monetary sanctions (payable to the Responding Party) if the Initiating Party does not provide all relevant information relating to the Subject Product requested by the Responding Party or the arbitrators (including demonstrations of the product), or otherwise cooperate fully with them. Similarly, the arbitrators may impose monetary sanctions (payable to the Initiating Party) if the Responding Party does not provide all relevant information relating to the subject patents requested by the Initiating Party or the arbitrators, or otherwise cooperate fully with them. Such arbitration shall determine whether the Subject Product would infringe the Responding Party’s patents that are the subject of the Infringement Notice. The arbitrators will set forth in writing their decision regarding infringement or non-infringement of such patents by the Subject Product, including the specific patents and claims analyzed by the arbitrators and an explanation of the bases for such decision. Determinations made by the arbitrators are binding upon the Parties, and cannot be appealed or litigated in federal court. Notwithstanding the forgoing, if the arbitrators determine that the Subject Product infringes the Responding Party’s patents and the Initiating Party does not cease the infringement within [*] days after the arbitrators’ decision or in the future sells the Subject Product, then the Responding Party may seek damages and other remedies by litigation in court in accordance with Section 9.3, and to have the court determine if the Initiating Party is selling the Subject Product in violation of the arbitrators’ determination of infringement. The Responding Party may submit the arbitrators’ decision in such litigation. If such litigation results in a judgment that the Initiating Party is selling the Subject Product in violation of the arbitrators’ determination of infringement from which no appeal can be or is taken, then the Initiating Party will have committed a “Material Breach,” for which the Responding Party may terminate this Agreement within 30 days by written notice to the Initiating Party.
     8. In the case of an arbitration under paragraph 7 above, the Responding Party shall pay all arbitration expenses for the aspects of the arbitration that relate to the allegations of infringement, the Initiating Party shall pay all arbitration expenses for the aspects of the arbitration that relate to any of the Initiating Party’s asserted defenses, and each Party shall pay its own legal expenses including deposition expenses and other discovery expenses related to these proceedings. If the arbitration results in a determination that the Initiating Party infringes the asserted patents, then the Responding Party shall be entitled to reimbursement the arbitration expenses that it paid. If the arbitration results in a determination that the Initiating Party does not infringe the asserted patents (including because of defenses of the Initiating Party or simply due to non-infringement), then the Initiating Party shall be entitled to reimbursement the arbitration expenses that it paid.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.